UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

A10 NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway
San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 325-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On May 18, 2022, Robert Cochran notified A10 Networks, Inc., (the “Company”) that he would resign as the Executive Vice President, Legal and Corporate Collaboration, Chief Risk Compliance Officer and Secretary of the Company effective June 30, 2022. Mr. Cochran has agreed to remain with the Company to assist in transition matters. In connection with his resignation, the Board of Directors authorized the Company to make the severance payments set forth in the Company’s Form of Change in Control and Severance Agreement, which Mr. Cochran entered into previously with the Company of approximately $226,308, subject to appropriate withholdings and the terms and conditions contained in such agreement. In addition, the Company will provide Mr. Cochran with COBRA continued health care coverage at the premium level in effect prior to the resignation for Mr. Cochran and his dependents for nine months. A copy of the Form of Change in Control and Severance Agreement was previously filed with the Securities and Exchange Commission on March 10, 2014, as Exhibit 10.25 to Amendment No. 1 to Form S-1, and the terms of the Form of Change in Control and Severance Agreement are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2022

By:	/s/ Brian Becker
Brian Becker
Chief Financial Officer